EXHIBIT 23.2
                                                                    ------------


            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in Registration Statements No. 333-139672, No. 333-137808, No. 333-137004, 333-120156, No. 333-65316, No.
333-65314, No. 333-65312, No. 333-36734, No. 333-42485 and No. 333-28695 on
Forms S-8 of our report dated March 16, 2006, relating to the consolidated financial statements of L-1 Identity Solutions, Inc. (formerly Viisage Technology, Inc.) (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.




/s/ BDO Seidman, LLP

Boston, Massachusetts
May 17, 2007